UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 4, 2004 (May 4, 2004)

Wellsford Real Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12917	13-3926898

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue, New York, New York		10022

(Address of Principal Executive Office)		(Zip Code)

(212) 838-3400

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits
	99.1	Wellsford Real Properties, Inc. (the "Company") press release issued May 4, 2004, reporting results for the quarter ended March 31, 2004.

Item 12. Results of Operations and Financial Condition.

On May 4, 2004, the Registrant reported its results of operations for the quarter ended March 31, 2004. A copy of the press release issued by the Registrant concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLSFORD REAL PROPERTIES, INC.

By:	/s/ James J. Burns James J. Burns Senior Vice President, Chief Financial Officer

Date:        May 4, 2004

Exhibit 99.1

WELLSFORD REAL PROPERTIES, INC.
535 MADISON AVENUE • 26TH FLOOR • NEW YORK • NY 10022
212-838-3400      FAX 212-421-7244

FOR IMMEDIATE RELEASE:

WELLSFORD REAL PROPERTIES, INC. REPORTS
FIRST QUARTER 2004 RESULTS

NEW YORK, May 4, 2004, Wellsford Real Properties, Inc. (AMEX: WRP) reported first quarter 2004 revenues of $6,166,734, and a net (loss) of $(7,518,893) or $(1.16) per basic and diluted share. For the comparable quarter in 2003, WRP reported revenues of $6,633,550 and net income of $476,282 or $0.07 per basic and diluted share. The results for the first quarter of 2004 were impacted by WRP’s share of an impairment charge recorded by its Second Holding joint venture related to one of its investments. The charge at the Second Holding level of $13,230,000 (of which WRP’s 51% allocation is $6,759,000 or $1.05 per common share) was precipitated by an other than temporary decline in the market value of the bonds and the underlying aircraft collateral.

First Quarter 2004 and Subsequent Activities

Wellsford/Whitehall

At March 31, 2004, WRP had a 32.59% ownership interest in Wellsford/Whitehall, a private joint venture that owns and operates 24 properties (including 16 office properties, five net-leased retail properties and three land parcels) aggregating approximately 2,664,000 square feet of improvements, primarily located in New Jersey and Massachusetts.

Wellsford/Whitehall executed an amended agreement, effective April 1, 2004, extending its existing $106,000,000 loan with General Electric Capital Corporation to December 31, 2006. The loan is collateralized by eight office properties in New Jersey and one in Massachusetts. The loan also provides, subject to certain conditions, for additional funding aggregating $16,000,000 through December 31, 2005 for certain capital improvements for the collateralized properties.

Since March 2004, Wellsford/Whitehall has not made a portion of its scheduled monthly debt service payments on the $64,000,000 non-recourse mortgage loan (“Nomura Loan”) which is collateralized by six of the Boston properties owned by Wellsford/Whitehall. The manager of Wellsford/Whitehall has withheld these debt service payments and has met and continues to meet with the special servicer to present and discuss various potential debt term alternatives. The portion of the scheduled payments not being made relates to the amount by which the debt service due each month exceeds the aggregate rent receipts of the six properties, which are paid directly into a lockbox with the lender and are insufficient to meet full debt service payments as a result of low occupancy at these properties. In addition to the debt service payment shortfalls, the special servicer has informed Wellsford/Whitehall that it also is in default for violation of certain other conditions of the loan agreement. As a result of the non-payment, additional default interest of 5% per annum was effective from March 10, 2004. The outcome of the loan restructuring negotiations and the impact on Wellsford/Whitehall or WRP’s investment cannot be determined at this time. Wellsford/Whitehall’s equity in the entity owning the six properties collateralizing the debt approximates $11,400,000 at March 31, 2004.

During March 2004, WRP and Whitehall agreed to provide up to $8,000,000 to Wellsford/Whitehall through March 31, 2005 (of which WRP’s share is 35%, or $2,800,000), however, there can be no assurance that this amount will be sufficient. At March 31, 2004, no amounts were advanced by either partner under this agreement.

Wellsford/Whitehall completed the sale of a 145,000 square foot building in Columbia, Maryland, for $18,400,000. The sales proceeds after expenses and the repayment of $6,900,000 of related debt, amounted to approximately $10,500,000 which will be utilized by Wellsford/Whitehall for working capital purposes. WRP’s share of the gain from the sale of this asset was approximately $1,672,000. Wellsford/Whitehall also announced the signing of a 147,000 square foot lease at its 400 Atrium Drive building in Somerset, New Jersey. Occupancy will take place in 2005.

Wellsford/Whitehall had total assets of $268,112,000 and debt of $194,439,000 at March 31, 2004. At December 31, 2003, total assets and debt were $277,120,000 and $201,659,000, respectively.

The aggregate portfolio occupancy was 52% at March 31, 2004 based upon 2,664,000 gross leasable square feet.

Wellsford Capital

Second Holding is a special purpose finance company in which WRP has an approximate 51% equity interest, or $22,678,000, at March 31, 2004. Second Holding had total investments of $1,607,941,000 at March 31, 2004, of which approximately 93% were rated AAA or AA by Standard & Poor’s. The rating of the investment for which Second Holding recorded a $13,230,000 impairment charge was reduced to BBB+ during the first quarter of 2004; this is the only investment in the portfolio with a rating lower than A-. The balance of this investment was $16,770,000 at March 31, 2004.

On April 30, 2004, WRP sold the 421 Chestnut Street property for net proceeds of approximately $2,700,000. This was the last remaining asset from WRP’s 1998 acquisition of Value Property Trust.

Wellsford Development

At March 31, 2004, WRP had an 85.85% interest as managing owner in Palomino Park, a five phase, 1,800 unit multifamily residential development in Highlands Ranch, a south suburb of Denver, Colorado. Three phases aggregating 1,184 units are completed and operational as rental property. A 264 unit fourth phase has been converted into condominiums. Sales commenced in February 2001 and through March 31, 2004, WRP has sold 219 units. The land for the remaining fifth phase is being held for possible future development.

Physical occupancy for the Blue Ridge, Red Canyon and Green River rental phases aggregated 95% and 88% at March 31, 2004 and December 31, 2003, respectively, however, the properties are still subject to significant rental concessions given to tenants.

WRP sold 10 Silver Mesa condominium units for gross proceeds of $2,286,000 during the quarter ended March 31, 2004 and five units for gross proceeds of $1,196,000 in the comparable 2003 period.

During March 2004, WRP entered into a contract to acquire a 144 acre parcel of land in East Lyme, Connecticut. The purchase price for the land is approximately $6,200,000, including a $200,000 refundable deposit made by WRP upon entering into the contract. The closing is conditioned upon obtaining building permits for 100 single family homes. WRP is in the process of negotiating an agreement with a home builder who would construct and sell these homes.

Corporate

During March 2004, WRP’s Board of Directors authorized and retained the investment banking firm of Lazard Fréres & Co. LLC to advise WRP on various strategic financial and business alternatives available to it to maximize shareholder value. These may include a recapitalization, acquisitions, dispositions of assets, a liquidation, the sale or merger of WRP and alternatives that would keep WRP independent. There is no assurance as to which of the aforementioned alternatives may occur.

Commenting on the activities of the first quarter, Jeffrey H. Lynford, Chairman of the Board, stated, “Book value was reduced to $19.17 per share as a result of operating losses during the period and from our share of an impairment charge related to an investment in our Second Holding venture. On a positive note, occupancy at Palomino Park has increased and we are beginning to cautiously start reducing concessions. The pace of condominium sales and contracts for the next few months are expected to remain robust. In April, we sold the lone remaining asset from our 1998 acquisition of Value Property Trust. At March 31, 2004, we have over $83 million of cash and securities at the parent level or $12.89 per common share.”

Wellsford Real Properties, Inc. is a real estate merchant banking firm organized in 1997 and headquartered in New York City which acquires, develops, finances and operates real estate properties and organizes and invests in private and public real estate companies.

This press release, together with other statements and information publicly disseminated by WRP, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of WRP, its joint venture investments or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following, which are discussed in greater detail in the “Risk Factors” section of WRP’s registration statement on Form S-3 (file No. 333-73874) filed with the Securities and Exchange Commission (“SEC”) on December 14, 2001, as may be amended, which is incorporated herein by reference: general and local economic and business conditions, which will, among other things, affect demand for commercial and residential properties, availability and credit worthiness of prospective tenants, lease rents and the availability and cost of financing; ability to find suitable investments; future impairment charges as a result of possible continuing declines in the expected values and cash flows of owned properties; competition; risks of real estate acquisition, development, construction and renovation including construction delays and cost overruns; inability to comply with zoning and other laws including obtaining governmental approvals with respect to the potential East Lyme land investment; vacancies at commercial and multifamily properties; the inability to close on the East Lyme land purchase; dependence on rental income from real property; the risk of inflation in operating expenses, including, but not limited to, energy, water and insurance; the availability of insurance coverages; adverse consequences of debt financing including, without limitation, the necessity of future financings to repay maturing debt obligations; inability to meet financial and valuation covenants contained in loan agreements; inability to repay financings; inability to obtain relief under existing financing terms; risk of foreclosure on collateral; risk related to the maintenance of tax indemnities; risks of investments in debt instruments, including possible payment defaults and reductions in the value of collateral; uncertainties pertaining to debt investments, including scheduled interest payments, the ultimate repayment of principal, adequate insurance coverages, the ability of insurers to pay claims and effects of changes in ratings from rating agencies; risks associated with the ability to renew or obtain necessary credit enhancements from third parties; risks of subordinate loans; risks of leverage; risks associated with equity investments in and with third parties; risks associated with our reliance on joint venture partners including, but not limited to, the inability to obtain consent from partners for certain business decisions, reliance on partners who are solely responsible for the books, records and financial statements of such ventures, the potential risk that our partners may become bankrupt, have economic or other business interests and objectives which may be inconsistent with those of WRP and our partners being in a position to take action contrary to our instructions or requests; inability and/or unwillingness of partners to provide their share of any future capital requirements; availability and cost of financing; interest rate risks; demand by prospective buyers of condominium and commercial properties; the uncertainties regarding the Buy/Sell Agreement between WRP and Whitehall with respect to the Wellsford/Whitehall venture including, but not limited to, whether either partner will exercise their rights there under, the timing of such exercise, and the inability by the ultimate purchaser to meet the financial terms of such transaction; inability to realize gains from the real estate assets held for sale; lower than anticipated sales prices; inability to close on sales of properties; illiquidity of real estate investments; the risks of seasonality and increasing interest rates on WRP’s ability to sell condominium units; environmental risks; uncertainties as to what decisions and transactions may result from WRP’s current assessment of its strategic business alternatives, which may include, but not be limited to, a recapitalization, acquisitions, dispositions of assets, a liquidation, the sale or merger of WRP and alternatives that would keep WRP independent; and other risks listed from time to time in WRP’s reports filed with the SEC. Therefore, actual results could differ materially from those projected in such statements.

Press Contact:	Mark P. Cantaluppi Wellsford Real Properties, Inc. Vice President - Chief Accounting Officer & Director of Investor Relations (212) 838-3400

Wellsford Real Properties, Inc.
Financial Highlights
(unaudited)

Consolidated Statements of Operations	For the Three Months Ended March 31,
	2004	2003
REVENUES
Rental revenue	$3,360,264	$3,914,109
Revenue from sales of residential units	2,286,216	1,196,000
Interest revenue	249,651	958,043
Fee revenue	270,603	565,398

Total revenues	6,166,734	6,633,550

COSTS AND EXPENSES
Cost of sales of residential units	1,914,525	1,054,754
Property operating and maintenance	1,073,955	971,050
Real estate taxes	355,766	330,995
Depreciation and amortization	1,137,621	2,226,216
Property management	83,115	77,923
Interest:
Mortgage notes payable	1,661,320	1,585,087
Junior subordinated debentures	540,938	--
General and administrative	1,813,132	1,510,203

Total costs and expenses	8,580,372	7,756,228

(Loss) income from joint ventures	(5,091,593)	2,585,215

(Loss) income before minority interest, income taxes, accrued distributions and amortization of costs on Convertible Trust
Preferred Securities and discontinued operations	(7,505,231)	1,462,537

Minority interest benefit (expense)	39,485	(5,775)

(Loss) income before income taxes, accrued distributions and amortization of costs on Convertible Trust Preferred Securities
and discontinued operations	(7,465,746)	1,456,762

Income tax expense	40,000	681,000

(Loss) income before accrued distributions and amortization of costs on Convertible Trust Preferred Securities and discontinued
operations	(7,505,746)	775,762

Accrued distributions and amortization of costs on Convertible Trust
Preferred Securities, net of income tax benefit of $180,000 (A)	--	344,954

(Loss) income from continuing operations	(7,505,746)	430,808

(Loss) income from discontinued operations, net of income tax
expense of $0 and $23,000, respectively	(13,147)	45,474

Net (loss) income	$(7,518,893)	$476,282

Per share amounts, basic and diluted:
(Loss) income from continuing operations	$(1.16)	$0.06
(Loss) income from discontinued operations	--	0.01

Net (loss) income	$(1.16)	$0.07

Weighted average number of common shares outstanding:
Basic	6,457,531	6,452,092

Diluted	6,457,531	6,452,691

Wellsford Real Properties, Inc.
Financial Highlights
(continued)

Summary of Consolidated Balance Sheet Data	March 31, 2004	December 31, 2003
	(unaudited)	(audited)
Real estate, net	$127,929,590	$130,582,477
Note receivable	$2,064,000	$3,096,000
Asset held for sale	$2,353,889	$2,334,535
Investment in joint ventures	$48,903,368	$53,759,723
Cash and cash equivalents	$53,333,545	$55,377,515
Investments in U.S. Government securities	$29,920,017	$27,516,211
Total assets	$277,799,222	$285,827,126
Mortgage notes payable	$109,140,825	$109,504,562
Junior subordinated debentures (A)	$27,775,000	$--
Convertible Trust Preferred Securities (A)	$--	$25,000,000
Total shareholders' equity	$123,838,316	$131,274,044
Other information:
Common shares outstanding	6,458,850	6,455,994
Book value per share (unaudited)	$19.17	$20.33
Enterprise assets (unaudited)	$2,499,309,000	$2,423,020,000

(A)	WRP was required to deconsolidate the entity which issued the Convertible Trust Preferred Securities during the quarter ended March 31, 2004. As a result of deconsolidation, WRP recorded its $775,000 voting equity interest in WRP Convertible Trust I as an investment in joint ventures and included in interest revenue approximately $16,000 during the three months ended March 31, 2004. WRP Convertible Trust I holds $25,775,000 of 8.25% junior subordinated debentures (the "Debentures") of WRP, which is included in total liabilities at March 31, 2004 on the balance sheet, rather than the $25,000,000 of previously reported Convertible Trust Preferred Securities. The $775,000 voting equity interest had previously been eliminated in consolidation. The expense of $541,000 for the Debentures and related cost amortization is included in interest expense for the three months ended March 31, 2004. The expense in the prior period is included in accrued distributions and amortization of costs on Convertible Trust Preferred Securities on the statement of operations and reported net of taxes. The interest revenue and the additional interest expense on the $775,000 increase to both assets and liabilities of WRP have an offsetting impact within the statement of operations and does not change net (loss) income for the period as revenue on the investment accrues at the same rate as on the Debentures. There is no impact on the cash flows of WRP upon adoption.